================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




                         Date of Report: August 8, 2000
                 Date of Earliest Event Reported: July 24, 2000

                        Commission file number 1-10994

                       PHOENIX INVESTMENT PARTNERS, LTD.
              (Exact name of registrant as specified in its charter)





               DELAWARE                              95-4191764
       (State of Incorporation)         (I.R.S. Employer Identification No.)


      56 Prospect St., Hartford,
       Connecticut  06115-0480                    (860) 403-5000
(Address of principal executive offices )  (Registrant's telephone number)



================================================================================

Item 5.  Other Events.

On July 24, 2000, the Board of Directors of Phoenix Investment Partners, Ltd. ("Phoenix Investment Partners") announced that it received an offer from its majority stockholder, Phoenix Home Life Mutual Insurance Company (Phoenix Home
Life) to purchase all of the outstanding shares of Phoenix Investment Partners not already owned by Phoenix Home Life.

Additional information is set forth in Phoenix Investment Partner's press release, which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.


Item 7.  Financial Statements and Other Exhibits.

         (c) Exhibits.

         Exhibit No.    Description
         -----------    -----------
            99.1        Press release dated July 24, 2000.




                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Phoenix Investment Partners, Ltd.

August 8, 2000                       /s/ William R. Moyer
                                    -----------------------------------------
                                    William R. Moyer, Chief Financial Officer

                                                             Exhibit 99.1

Monday July 24, 5:48 pm Eastern Time

Company Press Release

Phoenix Investment Partners Receives Offer From Phoenix Home Life Mutual Insurance Company To Purchase All Outstanding Shares

HARTFORD, Conn.--(BUSINESS WIRE)--July 24, 2000--Phoenix Investment Partners, Ltd. (NYSE:PXP - news) today announced that it has received an offer dated July 24, 2000, from Phoenix Home Life Mutual Insurance Company (Phoenix) for the acquisition of all of the outstanding shares of Phoenix Investment Partners not already owned by Phoenix at a price of $12.50 per share in cash.

Phoenix currently owns 26,400,000 shares or 59.49 percent of the 44,380,778 shares of PXP common stock outstanding as of June 30, 2000.

The Phoenix offer was made to a special committee of independent directors of the Board of Phoenix Investment Partners established by the Board to consider any offer by Phoenix to acquire the publicly held shares if and when made. The special committee has engaged Salomon Smith Barney, Inc. as its financial advisor and Lord, Bissell & Brook as its legal counsel in connection with the transaction and will be reviewing the offer.

Phoenix Investment Partners, Ltd. (NYSE:PXP), with more than $60 billion in assets under management, is a leading U.S. investment management company providing individuals and institutions with access to eight boutique money managers, a full range of distinct investment disciplines, and a variety of money management services. The company is headquartered in Hartford, Connecticut, which is also home to its majority stockowner, Phoenix Home Life Mutual Insurance Company. For additional information, visit www.phoenixinvestments.com.

Contact:

   Phoenix Investment Partners, Ltd.
   Sharon M. Bray
   Corporate Communications
   860-403-5748
   sharon_bray@phl.com